Exhibit 10.(d)

FIRST AMENDMENT

TO

TRANSFER AGENT AGREEMENT

This First Amendment to Transfer Agent Agreement, dated as of January 1, 2013 (this “Amendment”), is between Ameriprise Certificate Company (the “Company”) and Columbia Investment Services Corp. (f/k/a RiverSource Service Corporation) (the “Transfer Agent”), and amends the Transfer Agent Agreement, dated as of December 31, 2006 (the “Agreement”), between the Company and the Transfer Agent.

WITNESSETH:

WHEREAS, the Company and the Transfer Agent are parties to the Agreement; and

WHEREAS, the Company and the Transfer Agent desire to amend the terms of the Agreement as set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

(1)         Schedule A to the Agreement is hereby deleted in its entirety and replaced by Schedule A hereto.

(2)         This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all of which taken together will constitute one and the same instrument.

(2)         Except to the extent amended hereby, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.

AMERIPRISE CERTIFICATE COMPANY

By:	/s/ Abu M. Arif
Name: Abu M. Arif
Title: President and Chief Executive Officer

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Steve Welsh
Name: Steve Welsh
Title: President

Schedule A

COMPENSATION TO TRANSFER AGENT

For services provided under this Agreement, the Transfer Agent shall be paid the fees and costs described in Section I of this Schedule.  Section 2 of this Schedule describes computation, invoicing and payment terms.

1. Compensation Items

a. Fees. The Transfer Agent shall be paid a monthly fee for each month during the term of this Agreement in an amount equal to one-twelfth of $26.00 per certificate owner account maintained by the Transfer Agent under this Agreement.  For these purposes, the number of certificate owner accounts in a month shall be an average of the number of such accounts on the first and last days of the month.

b. Effective Period; Material Changes. The fees set out in this Schedule shall be effective until the parties agree otherwise.

2. Computation, Invoicing and Payment Terms

Each month, the Transfer Agent shall prepare an invoice setting forth the amount payable by the Company under this Agreement.  The fees described herein shall be paid by the Company monthly in arrears within five (5) business days after receipt by the Company of the invoice for such month.